Exhibit 99.1

TALOS ENERGY ANNOUNCES CHANGES TO THE COMPANY’S BOARD OF DIRECTORS

Houston, December 9, 2021 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) today announced that the two representatives of Apollo Global Management (“Apollo”) and one of the two representatives of Riverstone Holdings (“Riverstone”) have resigned from the Company’s Board of Directors. Olivia C. Wassenaar and Christine Hommes, the representatives of Apollo, resigned on December 8, 2021, effective immediately. Apollo therefore no longer has any representatives on the Talos Board of Directors. Rajen Mahagaokar, a representative of Riverstone, resigned on December 9, 2021, effective immediately. Robert M. Tichio continues to serve as a representative of Riverstone on the Company’s Board of Directors. Following these changes, private equity employees account for one of seven current Board members. These resignations are not due to any issues or concerns specific to Talos. Apollo’s Board members are resigning as a result of Apollo funds’ reduced ownership after recent share sales from long-dated funds holding their Talos shares.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “These changes to our Board of Directors reflect the Company’s evolution into a more mature publicly traded company from the original five-member team formed nearly a decade ago. Apollo has been a great partner and provided valuable guidance and growth capital along the way. We appreciate the many contributions of Olivia, Christine and Raj over the years, and we look forward to continuing our track record of responsible capital stewardship, growth and shareholder value creation as we advance both our hydrocarbon business and our carbon capture business.”

Talos Chairman of the Board of Directors Neal P. Goldman commented: “We thank Apollo for the significant contributions that they have made in helping build Talos into the successful business it is today. With these departures, the Talos Board of Directors intends to review the Board composition to ensure that Talos remains positioned to create substantial shareholder value.”

Talos Board of Directors Member and Riverstone Partner Robert M. Tichio commented: “We look forward to continuing our successful partnership with Talos, which includes significantly expanding our equity position in the Company less than 24 months ago through our sale of ILX Holdings. We have high expectations for the Company and look forward to continuing as a constructive and supportive shareholder.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the current and future composition of the Company’s Board of Directors and the committees thereof, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002